EXHIBIT 99.1

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Investor Relations:

David Banks 262-879-5055

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Lori Stafford 262-879-5130

For immediate release:

April 30, 2008

Fiserv Reports First Quarter 2008 Results

Adjusted EPS Increases 26 Percent to $0.78 Per Share

Company Extends Bank of America Bill Payment Contract to 2013

Brookfield, Wis., April 30, 2008—Fiserv, Inc. (NASDAQ: FISV), a leading provider of information technology solutions for the financial and insurance industries, today reported financial results for the first quarter of 2008. First quarter results include new operating business segments which reflect the company’s significant 2007 transformation activity, including the broad expansion of its existing payment-related businesses resulting primarily from the acquisition of CheckFree and the dispositions of several businesses.

Total revenues increased 39 percent to $1.31 billion for the first quarter of 2008 compared with $944 million in 2007. Adjusted internal revenue growth in the quarter was 4 percent for the overall company, and a combined 4 percent for the two new segments focused on the Financial Industry: the Financial Institution Services segment and the Payments and Industry Products segment.

GAAP earnings per share for the first quarter of 2008 were $1.99, including $1.40 from discontinued operations due primarily to gains on dispositions, compared with $0.66 in 2007 which included $0.07 from discontinued operations. Adjusted earnings per share from continuing operations were up 26 percent to $0.78 for the quarter compared with $0.62 for the first quarter of 2007.

Adjusted operating margin increased 200 basis points to 25.0 percent in the quarter as compared to the first quarter of 2007. The margin expansion resulted primarily from continuing improvements in the business mix, CheckFree results, and a continuing focus on operating efficiencies.

“Our results for the first quarter are indicative of a strong start to 2008,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “We have significantly re-shaped our business mix over the last 12 months while continuing to make progress against our Fiserv 2.0 initiatives. Our solid performance in the quarter is even more distinctive given the challenges of the economic environment on our mortgage-related businesses.”

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Also during the quarter, Fiserv and Bank of America agreed to an extension of their strategic relationship for Fiserv to provide bill payment services to 2013.

“We are pleased to continue our relationship with Bank of America, helping them enhance their leading position serving consumers in online banking and bill payment,” Yabuki added.

FIRST QUARTER BUSINESS AND OPERATING HIGHLIGHTS

•	Free cash flow from continuing operations was up 47 percent to $172 million for the quarter compared with the first quarter of 2007;

•

Adjusted operating margin in the financial segment was 25.2 percent, up 90 basis points from the first quarter of 2007, while adjusted operating margin in the payments segment was 29.1 percent, up 190 basis points from the prior year period;

•

Discontinued operations results for the first quarter of 2008 included after-tax gains of approximately $222 million ($1.34 per share) on the completed sales of two businesses: the first portion of the Fiserv Investment Support Services business (Fiserv ISS), which closed on Feb. 4, 2008; and Fiserv Health, which closed on Jan. 10, 2008. The final portion of the Fiserv ISS sale is expected to close by the end of the third quarter of 2008;

•	The company repurchased 1.8 million shares of its common stock in the quarter at an average price of $52.02 per share;

•

The company signed 141 new clients for electronic bill payment services in the quarter and made significant progress integrating CheckFree’s bill payment product into the company’s core processing solutions;

•

VW Credit, Inc. (VCI) and VW Credit Canada, Inc. (VCCI), captive finance companies providing financial products and services to Volkswagen, Audi and Bentley dealers and their customers throughout the U.S. (VCI) and Canada (VCCI), selected Fiserv Automotive Solutions to provide the loan origination system for their portfolios. The partnership will allow VCI and VCCI to gain efficiencies through streamlining their auto financing decisioning processes.

OUTLOOK FOR 2008

“We have revised our 2008 revenue and earnings per share guidance to reflect the new terms in our electronic bill payment contract with Bank of America which had not been considered in our previous guidance,” said Yabuki. “We expect the new contract to provide long-term, multi-year revenue growth as bill payment volumes and consumer subscribers continue to grow.”

Due to the revised terms of the Bank of America agreement, Fiserv now expects full-year 2008 adjusted earnings from continuing operations to be within a range of $3.28 to $3.40 per share, which represents growth of 23 to 28 percent compared with adjusted earnings per share from continuing operations of $2.66 in 2007, and full-year 2008 adjusted internal revenue growth of 4 to 6 percent.

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EARNINGS CONFERENCE CALL

The company will discuss its first quarter 2008 results on a conference call and web cast at 4 p.m. CDT on April 30. To register for the event and to access supporting materials, go to www.fiserv.com and click on the link for the event in the “Upcoming Events” section of the home page. From there, click “Access Event.”

USE OF NON-GAAP FINANCIAL INFORMATION

We supplement our reporting of total revenues, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenues,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “adjusted operating margin,” “free cash flow,” and “adjusted internal revenue growth,” in this earnings release. Management believes that adjustments for certain non-cash or unusual revenue or expense items, and the exclusion of certain pass-through revenues and expenses, enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of such non-cash or unusual items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, and merger and integration expenses, all offset by the income tax impact of these items. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are described in detail on page 10. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance. These non-GAAP measures should be considered in addition to, and not as a substitute for, revenues, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

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About Fiserv

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software, risk management and systems solutions. Headquartered in Brookfield, Wis., the company is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. In 2007, the company completed the acquisition of CheckFree, a leading provider of electronic commerce services. Fiserv reported nearly $4 billion in total revenue from continuing operations for 2007. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of, and proceeds from, the sale of discontinued operations, anticipated adjusted earnings per share from continuing operations and adjusted internal revenue growth in 2008, and bill payment transaction growth. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, the company’s ability to complete the sale of the remainder of the Fiserv ISS business, the company’s ability to successfully integrate CheckFree’s operations, changes in clients’ demand for the company’s products or services, pricing or other actions by competitors, the impact of the company’s Fiserv 2.0 initiatives, general changes in economic conditions and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues
Processing and services	$947	$646
Product	363	298

Total revenues	1,310	944

Expenses
Cost of processing and services	566	403
Cost of product	306	236
Selling, general and administrative	212	128

Total expenses (1)	1,084	767

Operating income	226	177
Interest expense – net	(68)	(9)

Income from continuing operations before income taxes	158	168
Income tax provision	61	65

Income from continuing operations	97	103
Income from discontinued operations – net of tax (2)	232	11

Net income	$329	$114

GAAP Earnings per share
Continuing operations (1)	$0.58	$0.59
Discontinued operations (2)	1.40	0.07

Total	$1.99	$0.66

Diluted shares used in computing earnings per share	165.4	172.6

(1)

The 2008 results include the operations of CheckFree which was acquired in December 2007. GAAP results for the first quarter of 2008 include non-cash amortization of acquisition-related intangible assets in total expenses of $38 million ($0.14 per share), compared with $7 million ($0.03 per share) in 2007, with the increase due primarily to the acquisition of CheckFree.

(2)

The company has reported Fiserv ISS, certain health businesses (Fiserv Health) and certain lending businesses as discontinued operations. Discontinued operations results for the first quarter of 2008 include after-tax gains on dispositions of approximately $222 million ($1.34 per share) for the first portion of the Fiserv ISS sale and for the sale of Fiserv Health. The final portion of the Fiserv ISS sale is expected to close by the end of the third quarter of 2008.

See page 3 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED INCOME AND

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP income from continuing operations	$97	$103
Adjustments:
Merger costs and other adjustments (1)	16	—
Amortization of acquisition-related intangible assets	38	7
Tax benefit of adjustments	(21)	(3)

Adjusted income from continuing operations	$130	$107

GAAP earnings per share – continuing operations	$0.58	$0.59
Adjustments – net of income taxes:
Merger costs and other adjustments (1)	0.06	—
Amortization of acquisition-related intangible assets	0.14	0.03

Adjusted earnings per share – continuing operations	$0.78	$0.62

Diluted shares used in computing earnings per share	165.4	172.6

(1)

Merger costs primarily represent expenses associated with the acquisition of CheckFree, including integration project management, retention bonuses and other expenses totaling $7 million in the first quarter. In addition, in connection with the preliminary purchase price allocation, the company estimated the fair value of certain deferred revenue from license fees and other customer payments assumed in connection with the CheckFree acquisition. Revenue totaling $9 million in the first quarter of 2008 would have been recognized by CheckFree or companies it acquired consistent with past practices. However, such revenue was not recorded by the company during the first quarter of 2008 due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. The combination of these items, net of tax, results in a total of $0.06 per share.

See page 3 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$371	$297
Trade accounts receivable – net	842	840
Deferred income taxes	72	71
Prepaid expenses and other current assets	367	353
Assets of discontinued operations held for sale (1)	1,259	2,643

Total current assets	2,911	4,204
Property and equipment – net	360	372
Intangible assets – net	2,305	2,324
Goodwill	4,818	4,817
Other long-term assets	126	129

Total	$10,520	$11,846

Liabilities and Shareholders’ Equity
Trade accounts payable	$171	$182
Accrued expenses	583	599
Current maturities of long-term debt	468	510
Deferred revenues	349	351
Liabilities of discontinued operations held for sale (1)	1,159	2,112

Total current liabilities	2,730	3,754
Long-term debt	4,308	4,895
Deferred income taxes	564	571
Other long-term liabilities	226	159

Total Liabilities	7,828	9,379
Shareholders’ Equity	2,692	2,467

Total	$10,520	$11,846

(1)

Assets and liabilities of Fiserv ISS, Fiserv Health and certain lending businesses are reported as assets and liabilities of discontinued operations held for sale as of December 31, 2007. The company disposed of several of these businesses in the first quarter of 2008 with only the final portion of the Fiserv ISS sale remaining as of March 31, 2008.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUING OPERATIONS (1)

(In millions, unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$329	$114
Adjustment for discontinued operations	(232)	(11)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	7	(5)
Share-based compensation	8	11
Excess tax benefit from exercise of stock options	(1)	(3)
Amortization of acquisition-related intangible assets	38	7
Depreciation and other amortization	52	36
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(2)	7
Prepaid expenses and other assets	5	—
Trade accounts payable and other liabilities	13	13
Deferred revenues	—	(7)

Net cash provided by operating activities	217	162

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(50)	(45)
Payment for acquisitions of businesses, net of cash acquired	(17)	(44)
Other investing activities	(30)	—

Net cash used in investing activities	(97)	(89)

Cash flows from financing activities
(Repayments of) proceeds from long-term debt – net	(632)	74
Issuance of common stock and treasury stock	16	14
Purchases of treasury stock	(94)	(142)
Excess tax benefit from exercise of stock options	1	3
Other financing activities	3	(8)

Net cash used in financing activities	(706)	(59)

Change in cash and cash equivalents	(586)	14
Net cash transactions from discontinued operations	660	10
Beginning balance	297	117

Ending balance	$371	$141

(1)	Cash flows from discontinued operations are excluded from the above Condensed Consolidated Statements of Cash Flows for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

FINANCIAL RESULTS BY SEGMENT

(In millions, unaudited)

	Three Months Ended March 31,
	2008	2007
Total Company
Revenues	$1,310	$944
Prescription product costs	(152)	(98)
Output solutions postage reimbursements	(46)	(44)
Deferred revenue adjustment	9	—

Adjusted revenues	$1,121	$802

Operating income	$226	$177
Merger costs and other adjustments	16	—
Amortization of acquisition-related intangible assets	38	7

Adjusted operating income	$280	$184

Operating margin	17.3%	18.8%
Adjusted operating margin	25.0%	23.0%
Financial Institution Services (“Financial”)
Revenues	$549	$510

Operating income	$138	$124

Operating margin	25.2%	24.3%
Payments and Industry Products (“Payments”)
Revenues	$529	$250
Output solutions postage reimbursement	(46)	(44)

Adjusted revenues	$483	$206

Operating income	$140	$56

Operating margin	26.5%	22.4%
Adjusted operating margin	29.1%	27.2%
Insurance Services (“Insurance”)
Revenues	$249	$190
Prescription product costs	(152)	(98)

Adjusted revenues	$97	$92

Operating income	$16	$16

Operating margin	6.4%	8.4%
Adjusted operating margin	16.3%	17.5%

Corporate and Other
Revenues	$(17)	$(6)
Deferred revenue adjustment	9	—

Adjusted revenues	$(8)	$(6)

Operating income (loss)	$(68)	$(19)
Merger costs and other adjustments	16	—
Amortization of acquisition-related intangible assets	38	7

Adjusted operating income (loss)	$(14)	$(12)

See page 3 for disclosures related to the use of non-GAAP financial information and the footnotes on pages 6 and 10 for explanations of adjustments to revenue and operating income. On April 28, 2008, the company filed a Current Report on Form 8-K in which it provided historical quarterly results for the company’s new segments. Operating margin percentages are calculated using actual, unrounded amounts.

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FISERV, INC. AND SUBSIDIARIES

ADJUSTED INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended March 31,
Segment	2008	2007
Financial	1%	4%
Payments	8%	13%

Total Financial and Payments	4%	7%
Insurance	(6)%	(23)%

Total Company	4%	1%

(1)

Adjusted internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions” excluding the impact of postage reimbursements in the company’s output solutions business in the Payments segment and prescription product costs in the company’s Insurance segment, which are included in revenues and expenses under GAAP. “Acquired revenue from acquisitions” was $324 million ($32 million in the Financial segment, $240 million in the Payments segment, $54 million in the Insurance segment and ($2) million in corporate eliminations) for the first quarter of 2008 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period. Acquired revenues in the Insurance segment for the quarter ended March 31, 2007 include prescription product costs of $42 million. In addition, the total company adjusted internal revenue growth percentage for the first quarter of 2008 includes $9 million that would have been recognized by CheckFree or companies it acquired consistent with past practices. Such revenue was not recorded by the company during the first quarter of 2008 due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP.

Adjusted internal revenue growth percentage is a non-GAAP financial measure that the company believes is useful to investors because it presents internal revenue growth excluding postage reimbursements in the company’s output solutions business, prescription product costs that must be presented in revenue under GAAP and the deferred revenue purchase accounting adjustment.

FREE CASH FLOW

(Dollars in millions, unaudited)

	Three Months Ended March 31,
	2008	2007
Net income	$329	$114
Adjustment for discontinued operations	(232)	(11)
Share-based compensation	8	11
Amortization of acquisition-related intangible assets	38	7
Depreciation and other amortization	52	36
Capital expenditures	(50)	(45)

Free cash flow before changes in working capital	145	112
Changes in working capital-net	22	5
Non-recurring items	5	—

Free cash flow	$172	$117

Net cash provided by operating activities	$217	$162
Capital expenditures	(50)	(45)
Non-recurring items	5	—

Free cash flow	$172	$117

Free cash flow is measured as net income, excluding discontinued operations, plus share-based compensation, depreciation and amortization, less capital expenditures, plus or minus net changes in working capital as reported in the company’s condensed consolidated statements of cash flows. Free cash flow has also been adjusted for after-tax non-recurring payments of $5 million related to merger costs and certain one-time liabilities assumed on the opening balance sheets of acquired companies. Management believes it is appropriate to exclude these payments from the calculation of free cash flow because they are not indicative of the future free cash flow performance of the company.

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FISERV, INC. AND SUBSIDIARIES

FISERV 2.0 KEY METRICS, SALES QUOTA ATTAINMENT AND ELECTRONIC PAYMENT TRANSACTIONS

(In millions, unaudited)

		YTD 2008 Attainment
Key Metrics	2008 Objective	Dollars	Percentage
Integrated Sales (1)	$65	$14	22%
Operational Effectiveness (2)	$20	$6	30%
Overall Sales Quota Attainment (3)	100%	—	91%

(1)

Integrated Sales targets are exclusive of amounts within normal sales quota and only include sales from a designated list of additional products. Dollar value is the amount of recurring annual revenue which excludes any one-time revenue.

(2)

Operational Effectiveness targets represent cost savings associated with Fiserv 2.0. The “2008 Objective” is the total amount of savings targeted to be attained in the measurement period which is incremental to the amount attained in 2007.

(3)

Overall Sales Quota Attainment is the traditional company-wide sales quota, which includes CheckFree and excludes incremental existing client sales included in the Integrated Sales metric. The 2008 attainment percentage represents attainment of quarterly sales targets.

Electronic Payment Metrics	Q108
Bill Payment Transactions(4)	308.1
Bill Payment Year-over-Year Transaction Growth	14%
e-Bills Delivered	71.5
e-Bill Growth Year-over-Year	22%

(4)	Bill Payment Transactions represent on-line bill payment transactions occurring through financial institutions, brokerage firms or portals.

FISV-E

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